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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Nuevo Energy Company:

We consent to incorporation by reference in the registration statement (No. 33-43329) on Form S-8, registration statement (No. 33-70108) on Form S-8, registration statement (No. 333-21063) on Form S-8, registration statement
(No. 333-51211) on Form S-8, registration statement (No. 333-51217) on Form S-8, registration statement (No. 333-51231) on Form S-8, registration statement
(No. 333-16231) on Form S-3 and registration statement (No. 333-90235) on
Form S-4 of Nuevo Energy Company of our report dated February 8, 2001, relating to the consolidated balance sheets of Nuevo Energy Company and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements or operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Nuevo Energy Company.

Our report dated February 8, 2001, contains an explanatory paragraph that states that, effective January 1, 2000, the Company changed its method of accounting for its processed fuel oil and natural gas liquids inventories.



                                                                        KPMG LLP



Houston, Texas
March 28, 2001